UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

☒           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

JOHN HANCOCK TAX-ADVANTAGED DIVIDEND INCOME FUND
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC
WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT ACTIVISM PARTNERS LLC
WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.
WESTERN INVESTMENT TOTAL RETURN FUND LTD.
ARTHUR D. LIPSON
ROBERT A. WOOD

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Western Investment LLC (“Western”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of trustee nominees at the 2008 annual meeting of shareholders (the “Annual Meeting”) of John Hancock Tax-Advantaged Dividend Income Fund (the “Fund”).  Western has filed a proxy statement with the SEC regading the Annual Meeting.

Item 1: On March 17, 2008, Western issued the following press release:

GLASS, LEWIS & CO.  RECOMMENDS SHAREHOLDERS OF THE JOHN HANCOCK TAX-ADVANTAGED DIVIDEND INCOME FUND (NYSE: HTD) VOTE WHITE PROXY AND SUPPORT WESTERN INVESTMENT LLC NOMINEE AT MARCH 31 ANNUAL MEETING

Monday March 17, 2:07 pm ET
SALT LAKE CITY – Western Investment LLC announced today that Glass, Lewis & Co. (“Glass Lewis”), one of the nation's leading independent proxy voting advisors, has recommended that shareholders of the John Hancock Tax-Advantaged Dividend Income Fund (NYSE:HTD) (the “Fund”)  vote on the WHITE Western Investment proxy for the election of Arthur D. Lipson to the HTD Board of Trustees at the Fund’s March 31, 2008 Annual Meeting.

In reaching its decision to recommend that the Fund’s shareholders vote for Mr. Lipson, Glass Lewis noted that while “reticent to recommend removal of incumbent directors, or in favor of Dissident nominees,” it would do so if “the current board has…failed to undertake an action clearly to the benefit of shareholders.”

They continued, “In this case we are troubled that the HTD board of trustees only took action to address the fund’s NAV discount after Western’s approach,” and concluded that “the HTD board could benefit from the participation of a large investor that has shareholder interests in mind.”

Commenting on the Glass Lewis recommendation, Arthur Lipson, managing member of Western Investment LLC, said, "We are pleased that Glass Lewis has recognized the negative impact the NAV discount can have on HTD shareholders and the importance of shareholder representation on the Fund’s board.  We are gratified by their support.”

Glass, Lewis & Co. is widely recognized as a leading independent proxy advisory firm. Its recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country.

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Contact:  Innisfree M&A Incorporated
 Mike Brinn
 (212)750-8253

Source: Western Investment LLC